SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2017

OptimizeRx Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53605	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 24, 2017, we have appointed Mr. James Lang as a member of our Board of Directors.

Mr. Lang brings us more than 25 years of experience in healthcare data, analytic, and technology enabled business services. Mr. Lang presently serves as an executive advisor to Water Street, a strategic private equity firm focused exclusively on building market-leading companies in healthcare. He is also a director of BioVie, a development-stage company pioneering an innovative therapeutic that targets complications due to liver cirrhosis.

Mr. Lang previously served as CEO of Decision Resources Group, a leading healthcare research and consulting company providing high-value healthcare industry analysis and insights, where he helped transform the company into an industry leader. Earlier, he was president of Strategic Decisions Group, a premier global strategy consultancy, and he expanded the life sciences practice and later sold it to IMS Health. He is an active private investor and advisor with healthcare companies, including Boston Heart Diagnostics (acquired by Eurofins) and AlphalmpactRx (acquired by IMS Health).

There were no arrangements or understandings between Mr. Lang and any other persons pursuant to which such Mr. Lang was selected as a member of our Board of Directors.

As a non-employee director, Mr. Lang will be entitled to participate in our Director Compensation Plan.

We issued a press release on January 30, 2017 announcing the appointment of Mr. Lang to our Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 30, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptimizeRx Corporation

/s/ Doug Baker

Doug Baker
Chief Financial Officer

Date: January 30, 2017

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